SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2009

GSC Acquisition Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33553	20-5779392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Campus Drive, Suite 220 Florham Park, NJ		07932
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 437-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01. Other Events.

On June 23, 2009, GSC Acquisition Company (the “Company”) issued a press release announcing that, in accordance with its amended and restated certificate of incorporation and applicable law, its corporate existence will terminate on June 25, 2009.

The Company also announced that its board of directors on June 22, 2009, adopted a plan of distribution, to become effective on June 25, 2009.  The Company expects that distributions, payable upon presentation, will be made to holders of shares of the Company’s common stock that were issued in the initial public offering.  Stockholders whose stock is held in “street name” through a broker will automatically receive payment through the Depository Trust Company. The distribution is expected to be approximately $9.81 per share.

The American Stock Exchange is expected to suspend the trading, and the Company’s transfer agent will be instructed to cease recording transfers, of the Company’s units, common stock and warrants on June 25, 2009.  The Company intends to submit a Certification of Termination of Registration on Form 15 to the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1 - Press Release of the Company dated June 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GSC ACQUISITION COMPANY (Registrant)

Date:	June 23, 2009	By:	/s/ Peter R. Frank
			Name:	Peter R. Frank
			Title:	Chief Executive Officer and Principal Accounting Officer